UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2011

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On November 16, 2011, Global Axcess Corp. (the “Company”) entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) to acquire certain assets of Rocky Mountain ATM, Inc. (“Rocky Mountain”), an owner and operator of unattended ATMs.  Under the terms of the agreement, the Company will acquire 238 ATMs and certain contractual rights with customers of Rocky Mountain, for a total purchase price of approximately $1,500,000.  The purchase price consists of $500,000 in cash at the closing of the transaction and $1,000,000 in cash to be paid on or after January 1, 2012 and on or before January 15, 2012. To the extent that a certain assigned contract (the “Specified Contract”) is adjusted or cancelled by the customer, Rocky Mountain will pay to the Company, as a refund of a portion of the Purchase Price, an amount equal to $6,300 times the difference between 238 and the actual number of active ATM sites with such customer, with such adjustment to be calculated as of December 31, 2012.

The acquisition is subject to satisfactory due diligence by the Company on a number of issues, including the desire of the customer to continue the Specified Contract following any completion of the acquisition.  Under the terms of the Purchase Agreement, Rocky Mountain has granted the Company a twelve (12) month right of first refusal, from the date of closing of the transaction, to acquire other assets from Rocky Mountain in the event that Rocky Mountain intends to sell such assets.  Rocky Mountain has also agreed to provide certain transition services to the Company following successful completion of the acquisition.

The acquisition is subject to mutual indemnification provisions, and customary representations and warranties which survive the closing of the transaction for specified periods.  The acquisition is expected to close by the end of November.

This description of the Purchase Agreement, and the exhibits attached thereto, is a summary and does not purport to be a complete description of all of its terms and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01      Regulation FD Disclosure.

On November 22, 2011, the Company issued a press release announcing its entry into the Asset Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically incorporated in such filing.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit	Description

10.1	Asset Purchase Agreement by and between Global Axcess Corp. and Rocky Mountain ATM, Inc., dated November 16, 2011.

99.1	Press Release, dated November 22, 2011, issued by Global Axcess Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: November 22, 2011	By:	/s/ Michael J. Loiacono
Name: Michael J. Loiacono
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Asset Purchase Agreement by and between Global Axcess Corp. and Rocky Mountain ATM, Inc., dated November 16, 2011.

99.1	Press Release, dated November 22, 2011, issued by Global Axcess Corp.